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                                  EXHIBIT 23.1

                    [Letterhead of Coopers & Lybrand L.L.P.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Meadowbrook Insurance Group, Inc. (the Company) which report was incorporated by reference in the Company's 1996 Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.

Detroit, Michigan
 October 27, 1997